Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JUNE COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (July 7, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $258.6 million for the five weeks ended July 2, 2011 compared to $237.9 million for the five weeks ended July 3, 2010, an 8.7% increase. Comparable store sales increased 11.9% for the month.

On a quarter-to-date basis, for the two months ended July 2, 2011, owned sales totaled $467.1 million compared to $415.5 million for the prior year two months ended July 3, 2010, a 12.4% increase. Comparable store sales increased 15.5% for the two months.

On a year-to-date basis, for the five months ended July 2, 2011, owned sales totaled $1,180.8 million compared to $1,072.3 million for the prior year five months ended July 3, 2010, a 10.1% increase. Comparable store sales increased 12.3% for the five months.

For June, the strongest categories at Saks Fifth Avenue stores included women’s shoes and designer apparel; men’s clothing, sportswear, shoes, and accessories; and fine and fashion jewelry. Saks Direct performed well during the month.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 57 Saks OFF 5TH stores, and saks.com.

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